Exhibit 99.1

Clean Harbors Signs Definitive Agreement with Nuverra

to Acquire Thermo Fluids for $85 Million

Norwell, Mass. and Scottsdale, Ariz. – February 4, 2015 – Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services in North America, and Nuverra Environmental Solutions, Inc. (NYSE: NES) (“Nuverra”), a leading provider of full-cycle environmental solutions to energy end-markets, today announced a definitive agreement has been reached, whereby Clean Harbors will acquire Nuverra’s subsidiary Thermo Fluids Inc. (TFI) for $85 million in an all-cash transaction.

The companies expect to complete the acquisition, which is subject to customary closing conditions, including, but not limited to, regulatory approval, by early March 2015.

Clean Harbors Chairman and Chief Executive Officer Alan S. McKim, said, “TFI is a leading provider of route-based environmental services, which represents an attractive acquisition opportunity that will support both components of our Safety-Kleen business. The addition of TFI’s environmental business will perfectly complement our SK Environmental Services business, as well as drive incremental volumes into our hazardous waste disposal facilities.

“Its regionally focused business model has enabled TFI to achieve both operating scale and route density in the markets it serves,” added Mr. McKim. “At the same time, as one of the largest collectors of used motor oil in the western U.S., TFI will add approximately 50 million gallons of waste oil to Safety-Kleen’s recycling and re-refining business. We expect to effectively leverage its highly scalable platform of collection facilities, storage capabilities, rail assets and transportation fleet with our existing re-refining infrastructure.”

Mark D. Johnsrud, Nuverra’s Chairman and Chief Executive Officer, stated, “Our strategy has been to focus on our core shale environmental solutions business, and this transaction is consistent with that approach. We are pleased to monetize our TFI business to provide further support to that strategy. As the leading environmental and industrial services company in North America, Clean Harbors will be an excellent steward for TFI going forward.”

Based in Scottsdale, AZ, TFI provides environmental services in 21 U.S. states through a network of 36 permitted facilities. The company operates a well-maintained fleet of trucks and rail cars in servicing more than 20,000 customers. TFI’s range of environmental services includes used oil recycling, used oil filter recycling, antifreeze products, parts washers and solvent recycling. Its industrial waste management services include vacuum services, remediation, lab pack and hazardous waste management.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services, such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest recycler and re-refiner of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. Nuverra continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Interested parties can access additional information about Nuverra on its web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about Clean Harbors’ planned acquisition of Thermo Fluids Inc. and Nuverra’s planned divestiture of Thermo Fluids Inc., and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ or Nuverra’s management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ or Nuverra’s most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Neither Clean Harbors nor Nuverra undertakes any obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean

Harbors’ website at www.cleanharbors.com and in the “Investors” section of the Nuverra website at www.nuverra.com.

Contacts:

Eric Kraus

EVP Corporate Comm. & Public Affairs

Clean Harbors, Inc.

781.792.5100

Kraus.Eric@cleanharbors.com

Jim Buckley

SVP Investor Relations

Clean Harbors, Inc.

781.792.5100

Buckley.James@cleanharbors.com

Liz Merritt

VP Investor Relations

Nuverra Environmental Solutions

480.878.7452

Liz.Merritt@nuverra.com